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                                                                    Exhibit 10.5

                         RIGHT-OF-WAY SUBLEASE AGREEMENT

         THIS RIGHT-OF-WAY SUBLEASE AGREEMENT ("Sublease") is made and entered into as of the 6th day of July, 2000 (the "Effective Date"), by and between TISHOMINGO RAILROAD COMPANY, INC., a corporation organized and existing under the laws of the state of Mississippi, with an office at 751 County Road 989, Iuka, Mississippi 38852 ("Tishomingo"), and NORTH AMERICAN INFOTECH, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, with an office at 751 County Road 989, Iuka, Mississippi 38852 ("NAIT").

                                    RECITALS

         WHEREAS, Tishomingo, has been accorded certain rights and privileges with respect to certain property owned by the State of Mississippi, including the right to Sublease to others the State of Mississippi right-of-way constituting the Segment, by the State of Mississippi;

         NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

         In, and for the purposes of, this Agreement, certain terms shall have the meanings assigned to them as follows:

         "Additional Documentation" shall have the meaning set forth in Section 3.06.

         "Cable" means a fiber optic cable, the optical fibers contained therein and any protective casing, and associated splice connections, splice boxes and vaults to be installed as part of the Project. "Cable" does not include any electronics or optronics necessary to create telecommunications capacity on fibers in a Cable.

         "Conduit" shall mean a structure containing one or more Ducts.

         "Conduit System" shall mean any system of telecommunications Conduit, including pull boxes, handholes, manholes, markers and other related facilities, which is to be established in the Segment, and which will be owned by NAIT.

         "Conduit System Specifications" means the maps, drawings, plans and specifications for the construction and installation of the Conduit System and related facilities for the Segments, showing, by way of example and not of limitation: (i) the proposed location of all Fiber Optic Facilities, including the Conduit System, and their respective distance from the nearest railroad




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track; (ii) the number and size of Conduit(s) and Ducts to be installed; and
(iii) the total mileage for the Segments. The Conduit System Specifications are set forth in Schedule B hereto.

         "Duct" shall mean a single enclosed pipe, raceway or inner-duct suitable for the installation of Cables and shall include pull boxes, handholes, manholes, markers and other related facilities.

         "Equipment Shelter" means any structure utilized to house regeneration, amplification, electronic, optronic or other equipment to be used in connection with the establishment and operation of telecommunications capacity on the Conduit System.

         "Fiber Optic" or "Optical Fiber" shall mean a strand of optical waveguide permitting the transmission of communications signals.

         "Fiber Optic Facilities" means a fiber optic telecommunications transmission system and certain appurtenant equipment and structures.

         "Project" means the totality of the undertakings of the parties under this Agreement.

         "Regen Site" means the site of an optical signal device, which regenerates, amplifies or extends optical signals through optical fiber, together with any associated equipment, facilities, and power source, and the Equipment Shelter in which it is housed.

         "Segment" means the Railroad right-of-way segments specified in Section 4.01.

                                    ARTICLE 2
                                      TERM

         Section 2.01. Initial Term. The initial term of this Sublease (the "Initial Term") shall commence on the Effective Date and shall expire at 11:59 p.m. on July 5, 2030.

         Section 2.02. Renewals. Provided that (a) NAIT is not in default hereunder, and (b) Tishomingo, upon expiration of the Initial Term or the first Renewal Term, has the right to renew this Sublease or otherwise make available the Segment to NAIT, NAIT shall have the option to renew this Sublease for two
(2) five-year terms (the "Renewal Terms" and together with the Initial Term the "Term") commencing on the expiration of the Initial Term and the first Renewal Term. Subject to the provisions of Section 4.02, NAIT's renewal options shall be exercisable by notice given to Tishomingo not more than one (1) year nor less than six (6) months before the expiration of the Initial Term or the first Renewal Term, respectively.

                                    ARTICLE 3
                                GRANT OF SUBLEASE

         Section 3.01. Grant of Sublease. Tishomingo, to the extent its rights, title and interest permit, hereby grants unto NAIT a non-exclusive Sublease permitting NAIT to occupy and use,




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during the Term, such portions of that section of the State of Mississippi's right-of-way more fully described in Exhibit A hereto (the "Segment"), as is necessary for the purpose of installing, maintaining and operating the Conduit System and any associated equipment subject to the terms and conditions set forth or referenced herein. The parties intend that this Sublease (i) constitutes a Sublease of tangible property for tax purposes and (ii) constitutes a "section 467 rental agreement" within the meaning of section 467 of the Internal Revenue Code of 1986 (the "Code") and the regulations promulgated thereunder.

         Section 3.02. Limitations on Grant. NAIT acknowledges that the grant of a Sublease hereunder is a quitclaim grant, made without covenants, representations or warranties in respect of Tishomingo's (i) title in the Segment, or (ii) right to use or make available the Segment to others for the purposes contemplated herein. NAIT further acknowledges (a) that the Segment may be subject to (1) the State of Mississippi's or Tishomingo's determination of its needs for orderly and efficient rail operations, (2) any prior commitments by The State of Mississippi as to the use of the State of Mississippi right-of-way, (3) conditions, covenants, easements, encroachments, Subleases, licenses, mortgages, indentures, reversionary interests, zoning restrictions and other burdens and limitations, of record and not of record, and (b) that the rights granted hereunder are subject and subordinate to each and all of the foregoing. Additionally, NAIT recognizes that any of the State of Mississippi right-of-way documents, including, but not necessarily limited to, maps and drawings, supplied by Tishomingo were not prepared for use as real estate title maps. Tishomingo does not represent or suggest that the property lines and right-of-way boundary lines shown on such documents are accurate or that any other information contained on such documents is correct.

         Section 3.03. Use of Segment. NAIT shall have the right to install and maintain the Conduit System through the Segment. NAIT also shall have the right to construct, without additional compensation due hereunder, underground connections in, upon, over, under, across, along and through the State of Mississippi right-of-way, between the Conduit System and points-of-presence, customer facilities, and other NAIT telecommunications facilities.

         Section 3.04. Exclusions. This Sublease does not include or convey any rights to (i) any space or land along or adjacent to the Conduit System, or (ii) any other property or facilities associated with the State of Mississippi right-of-way ("Excluded Items") and, absent any additional written agreement between the parties, such Excluded Items shall not be available to NAIT for the installation, maintenance or operation of any fiber optic facilities or equipment. By way of example, and not of limitation, Tishomingo is not conveying to NAIT any right to use electrical power purchased by or available to either Tishomingo or the State of Mississippi. NAIT shall be solely responsible for securing, purchasing, separately metering, and paying for all electrical power used in connection with the installation, operation, maintenance, and repair of the Conduit System, whether such electrical power is used for normal activities or for emergency purposes.

         Section 3.05. Ownership of Conduit System. The Conduit System is and shall remain the personal property of NAIT. NAIT shall have the right to file and maintain public notice of the




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presence of the Conduit System pursuant to and in compliance with the Uniform
Commercial Code.

                                    ARTICLE 4
                                  COMPENSATION

         Section 4.01. Prepaid Rent for Initial Term. NAIT, as of the date of this Sublease, has assigned to Tishomingo a two-percent (2%) membership interest in the NAIT LLC, valued at $2 million, which is the sum the parties have mutually assigned to the value of the right of way segment over thirty (30) years, contemplating multi-conduit use, in consideration for the occupancy and use of the Segment during the Initial Term. Tishomingo will also contract with NAIT for the use of up to two (2) locomotives for NAIT's rail plow operation at then-present market rates, the terms of which contract will be negotiated and memorialized in a separate writing. Tishomingo will have the option to provide additional locomotives upon request by NAIT at then-present market rates.

         Section 4.02. Renewal Term Rent. The rent to be paid to Tishomingo by NAIT during the Renewal Term ("Renewal Term Rent") shall be negotiated and determined by the parties hereto prior to the inception of the Renewal Term.

                                    ARTICLE 5
                             NAIT ENTRY AND PRESENCE

         NAIT may enter upon, and may cause its employees, agents and contractors to enter upon, the Segment only for the purpose of installing, operating and maintaining the Conduit System, in accordance with all safety rules established by Tishomingo, the State of Mississippi and all other federal, state and local authorities in existence at the time of entry.

                                    ARTICLE 6
                                 CONDUIT SYSTEM

         Section 6.01. Installation of Conduit System. Before NAIT performs any work on the Conduit System in the Segment, including, without limitation, any installation of Cable, NAIT and Tishomingo shall confer on the general nature of such work.

         Section 6.02. Additional Permits. NAIT, at its sole cost and expense, shall secure and maintain in effect all federal, state and local permits and licenses required for the installation, operation, maintenance, repair, reinstallation, replacement, relocation or removal of any Conduit System located in the Segment, including, without limitation, zoning, building, health, environmental or communication permits or licenses, and shall indemnify Tishomingo against payment of any costs thereof and against any fines or penalties that may be levied for failure to procure, or to comply with, such permits or licenses, as well as any remedial costs of curing violations thereof. All environmental assessments and feasibility studies necessary to satisfy federal, state or local environmental agencies in connection with permitting or construction, or to




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secure for NAIT the right to install or operate telecommunications facilities in the Segment or any portion thereof, shall be obtained by NAIT at its sole cost and expense. Tishomingo shall cooperate with NAIT's efforts to obtain (i) environmental approvals and (ii) any permits, licenses or approvals of governmental agencies or authorities necessary for the use of any structures or facilities (including streets, roads or utility poles) along or across the Segment, and which are not solely owned by Tishomingo or The State of Mississippi.

         Section 6.03. Tishomingo's Cooperation. In order to facilitate the design and engineering of the Conduit System and help minimize the need for future relocations, which the parties acknowledge is in their mutual interests, Tishomingo agrees to provide reasonable cooperation to assist NAIT in preparing and implementing its technical plans for its telecommunications system in the Segment. Such cooperation may include: (i) meeting in person and conferring by telephone with NAIT to discuss NAIT's plans and the prosecution of NAIT's work;
(ii) escorting NAIT on inspection trips of the Segment; (iii) providing maps, charts, engineering data, and plans relating to the Segment which are reasonably accessible and not of business sensitivity or subject to confidentiality protections; (iv) providing reasonable access, at Tishomingo's and its affiliates' document storage facilities to applicable title documents, licenses and other documents evidencing rights held by third parties in the Segment; (v) allowing NAIT to perform work within the Segment so long as such work can be performed consistent, in Tishomingo's sole judgment, with the safe and timely operation of the State of Mississippi's and Tishomingo's businesses. NAIT acknowledges that maps and other materials supplied by Tishomingo may not have been prepared as real estate title maps, and that the property lines, right-of-way lines and other information may not be accurate or correct. NAIT further acknowledges that the absence of markers or monuments on such maps or on or about the Segment indicating the presence of subterranean facilities or other occupations does not constitute a warranty or representation by Tishomingo that none exist. NAIT accepts this Sublease and Tishomingo's cooperation hereunder cognizant of the fact that NAIT's engineering and construction costs may increase by reason of undisclosed occupations or obstructions of the Segment, and NAIT agrees to accept sole responsibility for such costs.

         Section 6.04. System Costs. NAIT shall bear the entire cost and expense of designing and installing its Conduit system, including, without limitation, any Cable, electronics and optronics. Tishomingo shall have the right to post notices of nonresponsibility along the Segment, and to otherwise notify any entity or person supplying services or materials in connection with NAIT's activities in the Segment that Tishomingo is not responsible for the cost thereof.

         Section 6.05. General Engineering Specifications. The parties adopt the following general engineering specifications for all Conduit System placed in the Segment, which specifications may be modified only upon Tishomingo's approval. No materials or equipment used in the Conduit System shall be placed within 10 feet of the center line of any track. Such fiber optic facilities shall be installed below ground level and shall not use structures, fixtures or improvements located on or about the State of Mississippi right-of-way, except as approved in writing by Tishomingo. NAIT shall install and maintain monuments and markers separated by no more than 500 feet showing the location of the Conduit System and changes in direction of the Conduit System.




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         Section 6.06. Relocation of Conduit System. In the event that
Tishomingo or the State of Mississippi determines that any construction, alteration or removal of railroad facilities necessitates relocation of the Conduit System, NAIT, at its sole expense and following receipt from Tishomingo of notice of Tishomingo's plans to relocate the Conduit System, shall, within 60 days (or, in the event the relocation involves 2.5 or more miles of the Segment, within such period as may be mutually agreed by the parties), also relocate the Conduit System from the affected portion of the Segment to such other location within the Segment or other nearby rights-of-way to which Tishomingo has or can obtain access as Tishomingo may designate. NAIT shall bear the entire expense of such protection or relocation of the Conduit System.

                                    ARTICLE 7
                              PROTECTION OF SEGMENT
                         AND TELECOMMUNICATIONS SYSTEMS

         Section 7.01. Compliance with Tishomingo's and The State of Mississippi's Directions and Laws Governing the Segment. NAIT acknowledges that control and supervision of the Segment shall remain with Tishomingo and the State of Mississippi at all times during the Term. NAIT shall at all times conform to, and cause all persons using or occupying the Segment to conform to, all applicable laws, ordinances, rules, orders and regulations, including those relating to health, safety, noise, environmental protection, waste disposal and air and water quality.

         Section 7.02. Access to Conduit System. For purposes of installing, inspecting, testing, maintaining, repairing, replacing and removing its Conduit System and related equipment, NAIT shall have access to the components of the Conduit System dedicated to the Conduit System. To confirm NAIT's compliance with the terms and conditions of this Sublease, Tishomingo shall be permitted reasonable access to the Conduit System and the splice enclosures and equipment vaults utilized by NAIT. Tishomingo, at its sole discretion, shall have unrestricted access to all other components of the Conduit System. Tishomingo agrees not to disturb the Conduit System without making a good faith effort to give prior notice to NAIT. Upon receiving such notice, NAIT may request, and Tishomingo shall make a good faith effort to accommodate such a request, to be present during any activities posing a risk of disturbance to the Conduit System; provided, however, that under no circumstances shall Tishomingo or the State of Mississippi be obligated to postpone or delay their activities on the Segment to accommodate NAIT's presence.

         Section 7.03. Non-Interference with Rail Operations. NAIT acknowledges that a major factor in Tishomingo's agreeing to the terms and conditions of this Sublease, is NAIT's representation and acknowledgment that the Conduit System in the Segment is to be installed, operated and maintained in a manner so as to not interfere with Tishomingo's use of the Segment for its operations.

         Section 7.04. Risk of Harm from Rail Operations. NAIT understands that the presence of the Conduit System within the Segment involves risk as a result of railroad operations and maintenance activities, and NAIT agrees to assume such risks. It is agreed that Tishomingo may take whatever actions it deems necessary to restore rail services or to replace or rebuild any




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structure or to clear or restore the railroad operations in the Segment in the event of any derailment, failure or collapse of the right-of-way or other event which impairs rail service. It is agreed that during the conduct of such work, Tishomingo may damage NAIT's Conduit System without liability to NAIT for such actions. Tishomingo acknowledges the serious and essential nature of the functioning of NAIT's services, and agrees that it will take reasonable precautions to avoid such harm. Whenever practicable, Tishomingo shall notify NAIT in advance of any activities that may reasonably be foreseen as risking harm to the Conduit System in the Segment, and shall afford NAIT an opportunity, reasonable under the circumstances, to establish temporary or alternate facilities.

                                    ARTICLE 8
                            TAXES LIENS AND INSURANCE

         Section 8.01. Taxes. In addition to any rent, NAIT shall pay and discharge all taxes, general and special assessments and other charges of every description (collectively, "Impositions") (i) which may be attributable to, separately levied upon or assessed against NAIT's permitted occupancy of the Segment, (ii) for which Tishomingo may become liable as a result of NAIT's occupancy, or (iii) which arise out of the execution and delivery of this Sublease (other than Tishomingo's income tax). NAIT shall have the right to contest the amount or validity of any such Impositions by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or extending NAIT's covenants to pay such Impositions. NAIT shall give Tishomingo prior written notice of any contest.

         Section 8.02. Liens. NAIT shall discharge any liens or encumbrances filed with respect to the Segment as a consequence of work, labor, services, goods or materials supplied to or for the benefit of NAIT. If NAIT fails to discharge any such liens within 45 days following notice, Tishomingo may pay such sums as may be necessary to discharge the liens and such sums shall be immediately due and payable by NAIT, and shall bear interest at 15% per annum until paid.

         Section 8.03. Insurance. NAIT shall at its expense obtain and maintain during the Term, in a form and with companies satisfactory to Tishomingo, a Commercial General Liability Insurance with a combined single limit of not less than $2,000,000 per occurrence for injury to or death of persons and damage to or loss or destruction of property. Such policy shall be endorsed to provide contractual liability coverage for liability assumed under this Sublease. In addition, such policy shall be endorsed to name Tishomingo as an additional insured, as its interests may appear, and shall include a severability of interests provision, and the State of Mississippi Protective Liability Insurance with limits of not less than a combined single limit of $5,000,000 for each occurrence and $10,000,000 in the aggregate.

                                    ARTICLE 9
                                 INDEMNIFICATION

         Section 9.01. General Obligations of NAIT. In addition to any indemnification obligations stated elsewhere herein, and except to the extent the following claims are caused by the negligence




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or intentional misconduct of the indemnitee hereunder, NAIT hereby agrees to hold harmless, defend and indemnify Tishomingo, its affiliates and each of its officers, directors, agents, employees, invitees and contractors or subcontractors (collectively, "Tishomingo Indemnitees") against any loss, cost, damage, expense (including reasonable attorney's fees) and any and all liability for (i) any personal injury, including death, to any person, including, without limitation, trespassers, which occurs on the Tishomingo right-of-way, (ii) any damage (including environmental damage), defacement or destruction of the Tishomingo right-of-way or other property, (iii) any violation of any law, rule, regulation, order, notice ordinance or any other requirement of a public or governmental authority, including, without limitation, NAIT's failure to obtain any necessary approval, consent or permit, and (iv) any libel, slander, infringement of copyright, or unauthorized use of any trademark, trade name or service mark, incident to or resulting from, or in any manner caused by, the actions or omissions of NAIT, its agents, affiliates, employees, contractors, subcontractors or others for whom NAIT is legally liable, arising out of or incident to the terms of this Sublease; NAIT's occupancy and use of the Segment; the design, construction, installation or use of any Conduit System; or any transmittal or reception of any material, data, information or other content through use of the Conduit System, whether or not caused by the joint or concurrent negligence of the Tishomingo Indemnities.

         Section 9.02. General Obligations of Tishomingo. In addition to any indemnification obligations stated elsewhere herein, and except to the extent the following claims are caused by the negligence or intentional misconduct of the indemnitees hereunder, Tishomingo hereby agrees to hold harmless, defend and indemnify NAIT, its officers, directors, agents, employees and contractors or subcontractors (collectively, "NAIT Indemnitees") against any loss, cost, damage, expense (including reasonable attorney's fees) and any and all liability for property damage, personal injury or both, incident to or resulting from the actions or omissions of Tishomingo, its agents, affiliates, employees, contractors or subcontractors, arising out of or incident to the terms of this Sublease, whether or not caused by the joint or concurrent negligence of the NAIT Indemnitees.

         Section 9.03. Notice and Defense of Claims. The parties agree to promptly provide each other with notice of any lawsuit, judicial, administrative or other dispute resolution action, proceeding or claim of which it becomes aware and which it believes may result in an indemnification obligation hereunder (each, an "Action"); provided that the failure to provide any such notice shall not affect the indemnifying party's indemnification obligation unless the indemnifying party is actually prejudiced by the failure to receive such notice and then only to the extent of such prejudice. After receipt of any such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of this indemnity in connection with such Action, then the indemnifying party shall be entitled, if it so elects (i) to take control of the investigation and defense of such Action, (ii) to employ and engage attorneys of its own choice, which are reasonably acceptable to the indemnified party, to handle and defend the same, at the indemnifying party's cost, risk and expense, unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from




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or additional to those available to the indemnifying party, in which case the indemnified party shall also have the right to employ its own counsel in any such case with the reasonable fees and expenses of such counsel being borne by the indemnifying party, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld or delayed, provided, however, such consent of the indemnified party is not required if such settlement, compromise or consent includes, as an unconditional term thereof given by the claimant or the plaintiff to the indemnified party, a full release from all liability in respect of such indemnifiable claim. Notwithstanding anything in this Article 9 to the contrary, (i) if there is a reasonable probability that an indemnifiable Claim may materially adversely affect the indemnified party, other than as a result of money damages or other money payments, the indemnified party shall have the right to participate in such defense, compromise or settlement, and the indemnifying party shall not, without the indemnified party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise any indemnifiable claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof given by the claimant or the plaintiff to the indemnified party a full release from all liability in respect of such indemnifiable claim. In all such cases, the indemnified party shall cooperate in the defense of the Action.

         Section 9.04. Limitation on Claims. Notwithstanding any other provision of this Sublease, neither party shall be liable to the other for any special, indirect, punitive, exemplary, incidental, or consequential damages of any type, whether foreseeable or not, due to claims (including, but not limited to, any claims (i) for lost revenues or profits, (ii) by customers for lost services,
(iii) for cost of capital, or (iv) for any cost of replacement facilities or services) arising under this Sublease or from any breach or partial breach of any provision of this Sublease.

         Section 9.05. Claims Against Other Parties. Except as set forth herein, and subject to the terms of any underlying agreements between Tishomingo and any third person, nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third person, including indirect, special or consequential damages, based on any acts or omissions of such third person as such acts or omissions may affect the design or construction of the Conduit System, including the Conduit System; provided, however, that each party hereto shall assign such rights of claims, execute such documents, and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third person.

         Section 9.06. Saving Provision. In the event that applicable law limits in any way the extent to which indemnification may be provided to any person or entity, this Article, and any other indemnification obligations stated elsewhere herein, shall be automatically amended, in keeping with the express intent of the parties, as necessary to render all the remainder of this Sublease valid and enforceable, and so as to permit the indemnifications provided herein to extend and be effective to the maximum extent permitted by such law.




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                                   ARTICLE 10
                                  CONDEMNATION

         Section 10.01. Permanent Taking. In the event of the permanent taking or condemnation by any competent authority for any public or quasi-public use or purpose of the whole or a material part of the Segment or the Conduit System at any time during NAIT's use thereof, this Sublease shall terminate upon vesting of title in the condemnor or the taking of possession by said condemnor, whichever first occurs, and NAIT shall receive compensation only for the taking and damaging of any Conduit System, including the Conduit System, relocation expenses and loss of business or interference with NAIT's operations, and, as to the last three such items, only to the extent separately awarded by the court or tribunal fixing the award, and not as a deduction from the value of the land or the right to use the portion of the Segment taken. The remaining award balance and interest thereon, as well as the award for the land value and interest thereon, shall belong to Tishomingo or the State of Mississippi. Under no circumstances shall NAIT be entitled to any portion of the award representing a "bonus value" or difference between the value of the right to occupy the Segment and any sums paid or due hereunder. For the purposes of this Section, a taking which directly results in NAIT being unable to operate the Conduit System in the Segment shall be deemed a material taking.

         Section 10.02. Temporary Taking. If the whole or any material part of the Segment or the Conduit System be taken or condemned by any competent authority for its or their temporary use, this Sublease shall not terminate by reason thereof.

                                   ARTICLE 11
                             ASSIGNMENT AND TRANSFER

         Except as noted below, this Sublease may not be assigned and the rights conveyed hereby may not be mortgaged or encumbered by NAIT without the prior written consent of Tishomingo, which consent may be withheld for any reason or be contingent upon an increase in the compensation payable hereunder.

                                   ARTICLE 12
                     TERMINATION OR EXPIRATION OF AGREEMENT

         Section 12.01. Actions upon Termination or Expiration. Upon the expiration of the Term or other termination of this Sublease, NAIT, without further notice, shall deliver up to Tishomingo the possession of the Segment. Thereupon, NAIT shall remove from the Segment the Conduit System and other property belonging to NAIT, and shall repair any damage to the Segment caused by such removal. Upon NAIT's failure to comply with the foregoing removal and repair obligations, Tishomingo may engage in self-help by (i) paying or causing to be paid any reasonable sum, or (ii) taking or causing to be taken any reasonable action, necessary to cure such failure, and NAIT shall reimburse to Tishomingo such reasonable sums paid, or reasonable costs and expenses of acts taken, together with all costs of collection, including reasonable attorneys' fees. Notwithstanding the foregoing, Tishomingo, in its sole discretion, may elect to purchase at




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fair market value the Conduit System by giving notice to NAIT of that election within 30 days after termination or expiration of this Sublease, specifying a proposed purchase price. If Tishomingo elects to purchase the Conduit System, and Tishomingo and NAIT cannot agree on fair market value within 30 days of Tishomingo's notice, either party may invoke arbitration under Article 15 without need for further negotiations. In the event Tishomingo elects to purchase the Conduit System, NAIT, upon request by Tishomingo, shall provide Tishomingo with a bill of sale conveying title to said facilities on a quitclaim basis. NAIT shall be relieved of its removal, restoration and reimbursement obligation hereunder upon conveyance to Tishomingo of title to the Conduit System. Any obligation of the parties relating to monies owed, as well as those provisions relating to limitations on liability and actions, shall survive termination or expiration of this Sublease.

         Section 12.02. Termination upon Bankruptcy. Either party shall have the option to terminate this Sublease, upon written notice to the other, if a receiver is appointed for such other party (or any material portion of such party's property), if such party makes an assignment for the benefit of its creditors, or if a petition is filed by or against such party under any bankruptcy or insolvency law and such petition is not stayed or dismissed within ninety 90 days and any of the following occur:

         (i) such party's obligations under this Sublease are not assumed by the Receiver, Trustee or Debtor-in-Possession in any such proceeding within 90 days after the filing of the petition,

         (ii) such obligations are so assumed, but such party's subsequent obligations are not met in accordance with the terms hereof or such party is otherwise subsequently in violation of this Sublease, or

         (iii) such other party is dissolved or otherwise ceases to exist as an ongoing business concern (but not including: a change in the ownership of such party; a change in such party's jurisdiction of organization or organizational form, such as a change from a limited liability company to a corporation (or vice versa); or such party's merger into another entity of similar or greater size and/or creditworthiness as of the date hereof, or similar events).

         Section 12.03. Abandonment of the Conduit System. If at any time NAIT elects to abandon any or all of the Conduit System in the Segment, or a portion thereof, NAIT shall promptly notify Tishomingo of such abandonment and shall comply with the requirements set forth in Section 12.01 in regard to removal of the Conduit System and the repair and restoration of the Conduit System and Segment upon expiration or termination of this Sublease. Any abandonment of the Conduit System shall not affect NAIT's obligation to comply with any other obligation hereunder.

                                   ARTICLE 13
                              DEFAULTS AND REMEDIES

         Section 13.01. Defaults and Remedies. Each of the following shall be an "Event of Default" under this Sublease:

         (i) Failure of NAIT to pay when due the Renewal Term Rent or any other sum due hereunder within ten 10 days following notice from Tishomingo;

         (ii) The subjection of any right or interest of NAIT hereunder to attachment, execution or other levy or to seizure under legal process, if not released or bonded within sixty 60 days;

         (iii) The filing of a mechanic's or materialman's lien against all or any part of the Segment because of acts or omissions of NAIT or its agents unless released or bonded within 45 days following demand by Tishomingo;

         (iv) Except as permitted under Article 11, the pledge, transfer, sale, conveyance, mortgage, assignment or encumbrance of this Sublease or any interest of NAIT hereunder unless released within 30 days following demand by Tishomingo;

         (v) Failure of either party to perform any non-monetary obligation within thirty 30 days following notice from the other party; provided, however, that if such default cannot reasonably be cured within thirty 30 days, the defaulting party shall have such additional time as is reasonably necessary to complete a cure (not to exceed 120 days) provided such party commences cure within the 30 day period and proceeds diligently thereafter.

         Section 13.02. Termination upon Failure to Cure. If any Event of Default shall continue uncured following notice of default as required hereunder, the non-defaulting party may terminate this Sublease by giving the defaulting party notice of termination. In the event Tishomingo terminates this Sublease due to an Event of Default caused by NAIT, NAIT shall promptly remove its property in the manner prescribed in Section 12.01 with regard to removal of the Conduit System and the repair and restoration of the Segment upon expiration or termination of this Sublease, and depart from the Segment. If, in such event, NAIT fails to remove the Conduit System within 30 days' notice in writing from Tishomingo, Tishomingo may arrange for removal at NAIT's expense.

                                   ARTICLE 14
                         REPRESENTATIONS AND WARRANTIES

         Section 14.01. Tishomingo's Representations and Warranties. Tishomingo represents and warrants to NAIT that: (i) it has full right, power and authority to execute this Sublease; (ii) it has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified to do business in each state in which it is required to be so qualified to perform its obligations hereunder; (iii) no litigation or governmental proceeding is pending, or threatened in writing, against it which might have a material adverse effect on this Sublease, the transactions contemplated hereby or the rights of the parties hereunder; (iv) the execution and delivery of this Sublease, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate actions and do not violate any provision of law or its certificate of incorporation or bylaws, or its telecommunications services agreements with The State of Mississippi; and (v) it has duly Subleased the Segment from The State of Mississippi.

         Section 14.02. NAIT's Representations and Warranties. NAIT represents and warrants to Tishomingo that: (i) it has full right, power and authority to execute this Sublease; (ii) it has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of its formation and is duly qualified to do business in each state in which it is required to be so qualified to perform its obligations hereunder; (iii) no litigation or governmental proceeding is pending, or threatened in writing, against it which might have a material adverse effect on this Sublease, the transactions contemplated hereby or the rights of the parties hereunder; and
(iv) the execution and delivery of this Sublease, and the performance of its obligations hereunder, have been duly authorized and do not violate any provision of law or its certificate of formation, operating agreement, bylaws or other organic document.

                                   ARTICLE 15
                               DISPUTE RESOLUTION

         Section 15.01. Matters Subject to Arbitration. The parties adopt the following arbitration provisions to avoid the problems of litigation or deadlock in the event they cannot resolve any dispute between them, including any failure to reach mutual agreement under any provision of this Sublease which requires, permits or conditions the occurrence of any event or the exercise of any right upon mutual agreement of the parties; provided, however, that any matter left to a party's sole discretion or judgment shall not be subject to arbitration hereunder. If a dispute arises from or relates to this Sublease, the parties agree that upon request of either party they shall try in good faith to settle the dispute within 60 days of such request, following which either party may commence arbitration using the procedures set forth herein.

         Section 15.02. Appointment of Arbitrators. Any dispute as to which a party commences arbitration shall be referred to a panel of arbitrators consisting of 3 disinterested, competent persons, one selected by Tishomingo, one selected by NAIT, and one selected by the aforesaid two, who shall have the power of an umpire. If the parties cannot agree on a third arbitrator, the third arbitrator shall be appointed by the Arbitration Committee of the American Arbitration Association.

         Section 15.03. Arbitration Proceeding. After the appointment of the arbitrators, all proceedings shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision and award of such arbitrators, or any two of them or, in case of disagreement among all arbitrators, of the umpire, shall be conclusive and binding. In any judicial proceeding to enforce this agreement to arbitrate, the only issues to be determined shall be the existence of the agreement to arbitrate and the failure of one party to comply with that agreement, and these issues shall be decided by the court without a jury. All other issues shall be decided by the arbitrators, whose decision shall be final and binding. The parties agree that there shall be no appeal of an order completing arbitration except as part of an appeal concerning confirmation of the decision of the arbitrators.

         Section 15.04. Arbitration Venue Other. The location of the arbitration shall be Jackson, Mississippi, at a site designated jointly by the parties, or failing that, by the arbitrators. Either party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Sublease, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy). Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

                                   ARTICLE 16
                                 CONFIDENTIALITY

         Section 16.01. Treatment of Confidential Information. During and after the term of this Sublease, Tishomingo and NAIT (including their respective directors, officers, employees and agents) shall treat as confidential and proprietary and not disclose without the prior written consent of the other party (except as necessary to perform the services contemplated by this Sublease, and then only on a basis satisfactory to both parties) any information, whether oral or written, or any description (including any technical information, experience or date), of either party's plans, operations or customers, which may come within its knowledge.

         Section 16.02. Compelled Disclosure of Confidential Information. In the event either party is required by subpoena, court, or administrative order to disclose any confidential or proprietary information, it shall give immediate written notice to the other party. Thereupon, the party whose information is subject to disclosure may interpose all objections it may have to such disclosure. The foregoing obligation shall survive the termination or expiration of this Sublease, and shall continue until a written release is given by the other party.

                                   ARTICLE 17
                                     NOTICES

         Section 17.01. Notices. Any notices or demands by or from Tishomingo to NAIT, or NAIT to Tishomingo, shall be in writing and shall be deemed given upon
(i) personal delivery to the addressee, (ii) 5 days after deposit into United States mail. postage prepaid, certified mail, return receipt requested, or (iii) 1 day after delivery to United States Postal Service Express Mail or similar overnight delivery service. Until notified of a different address, all notices shall be addressed to the parties as follows:

If to Tishomingo:                               If to NAIT:
-----------------                               -----------

Tishomingo Railroad Company, Inc.               North American Infotech, L.L.C.
751 County Road 989                             751 County Road 989
Iuka, Mississippi 38852                         Iuka, Mississippi 38852
Attn:                                           Attn:
With a copy to:                                 With a copy to:

                                   ARTICLE 18
                                  MISCELLANEOUS

         Section 18.01. Binding Effect of Sublease. Each of the covenants, conditions and obligations in this Sublease shall inure to the benefit of and shall be binding upon the successors in interest of Tishomingo and, subject to the restrictions set forth herein, the permitted assigns and successors of NAIT.

         Section 18.02. Cumulative Remedies. The rights and remedies provided by this Sublease are cumulative and the use of any one right or remedy by any person shall not preclude or waive its right to use any or all other available remedies. The rights and remedies hereunder are given in addition to any other rights the parties may have at law or equity, by statute, ordinance or otherwise.

         Section 18.03. Failure to Pursue Remedies. The failure to seek redress for violation of, or to insist upon the strict performance of, any provision of this Sublease shall not prevent a subsequent act, which would have originally constituted a violation. from having the effect of an original violation.

         Section 18.04. Force Majeure. Whenever a period of time is prescribed in this Sublease for the taking of any action, the party subject to such prescription shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials (not caused by the party seeking the benefit of this Section), war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of the party.

         Section 18.05. Governing Law. This Sublease and the rights hereunder shall be interpreted in accordance with the laws of the state of Mississippi, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         Section 18.06. Integration. This Sublease constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. Any amendment, change, modification or waiver of the terms, conditions or obligations of this Sublease shall be made in writing and signed by the parties' duly authorized representatives.

         Section 18.07. Interpretation. All references herein to "Articles" and "Sections" shall refer to corresponding provisions of this Sublease. Whenever the words "include," "includes or including" are used in this Sublease, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Sublease shall refer to this Sublease as a whole and not to any particular provision of this Sublease.

         Section 18.08. Recordation. Neither party hereto shall record this Sublease without the written consent of the other party; however, upon the request of either party, the other party shall join in the execution of a memorandum or "short form" of this Sublease, giving notice of the parties' respective rights hereunder, for recordation in each county in which any portion of the Segment is located. The memorandum or short form shall describe the parties and the Segment and shall incorporate this Sublease by reference.

         Section 18.09. Severability. The invalidity or unenforceability of any particular provision of this Sublease shall not affect the other provisions hereof, and this Sublease shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         Section 18.10. Survival of Obligations. Any termination or expiration hereunder shall not relieve either party from any obligation incurred, or covenant or representation made, to the other party under the terms of this Sublease.

         IN WITNESS WHEREOF, Tishomingo and NAIT have executed this Sublease in multiple original counterparts, each of which shall be deemed an original.


Witness:                                  TISHOMINGO RAILROAD COMPANY, INC.


--------------------------------          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


Witness:                                  NORTH AMERICAN INFOTECH, L.L.C.


--------------------------------          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                    EXHIBIT A

                               SEGMENT DESCRIPTION